Exhibit 10.3

Execution Version

INTERCREDITOR AGREEMENT

by and among

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as ABL Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Term Agent,

and acknowledged by

DESTINATION MATERNITY CORPORATION

CAVE SPRINGS, INC.

MOTHERS WORK CANADA, INC.

DM URBAN RENEWAL, LLC

dated as of March 25, 2016

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TABLE OF CONTENTS (Cont’d)

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TABLE OF CONTENTS (Cont’d)

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INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of March [    ], 2016 among (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacity, the “ABL Agent”) for (i) the financial institutions party from time to time to the ABL Credit Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “ABL Lenders”), (ii) the L/C Issuers referred to in the ABL Credit Agreement, and (iii) any ABL Bank Product Affiliates and ABL Cash Management Affiliates (each as defined below) (such ABL Bank Product Affiliates and ABL Cash Management Affiliates, together with the ABL Agent (and any co-agent or sub-agent appointed thereby), the ABL Lenders and the L/C Issuers, the “ABL Credit Parties”), and (b) WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (together with its successors and assigns in such capacity, the “Term Agent”) for the financial institutions party from time to time to the Term Loan Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “Term Lenders” and together with the Term Agent, the “Term Credit Parties”), and acknowledged by (c) DESTINATION MATERNITY CORPORATION, a Delaware corporation (“Lead Borrower”), CAVE SPRINGS, INC., a Delaware corporation (“Cave”, and together with Lead Borrower, each a “Borrower” and collectively, the “Borrowers”), MOTHERS WORK CANADA, INC., a Delaware corporation (“Mothers Work”), DM URBAN RENEWAL, LLC, a New Jersey limited liability company (“DM Urban”, and together with Mother Works, each a “Guarantor” and collectively, “Guarantors” and the Guarantors together with the Borrowers, collectively, the “Loan Parties”).

RECITALS

A. Pursuant to that certain Amended and Restated Credit Agreement, dated of even date herewith by and among certain of the Loan Parties, the ABL Lenders and the ABL Agent and as hereafter amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the Borrowers, and the L/C Issuers have agreed to issue certain letters of credit for the account of the Borrowers.

B. To secure the obligations of the Borrowers (the Borrowers and each other direct or indirect subsidiary or parent of the Borrowers that is now or hereafter becomes a guarantor of the ABL Obligations or a party to any ABL Document, collectively, the “ABL Loan Parties”) under and in connection with the ABL Documents, the ABL Loan Parties have granted to the ABL Agent (for the benefit of the ABL Credit Parties) Liens on the Collateral (as hereinafter defined).

C. Pursuant to that certain Term Loan Credit Agreement dated as of the date hereof, by and among the Loan Parties, the Term Lenders and the Term Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “Term Loan Agreement”), the Term Lenders have agreed to make certain a term loan to the Borrowers in the principal sum of $32,000,000.

D. To secure the obligations of the Borrowers (the Borrowers and each other direct or indirect subsidiary or parent of the Borrowers that is now or hereafter becomes or hereafter becomes a guarantor of the Term Obligations or a party to any Term Document, collectively, the “Term Loan Parties”) under and in connection with the Term Documents, the Term Loan Parties have granted to the Term Agent (for the benefit of the Term Credit Parties) Liens on the Collateral.

G. Each of the ABL Agent (on behalf of the ABL Credit Parties) and the Term Agent (on behalf of the Term Credit Parties) and, by their acknowledgment hereof, the ABL Loan Parties and the Term Loan Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Records, Securities Accounts, Security, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

Section 1.2. Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Administrative Agent” or “Collateral Agent” under any ABL Credit Agreement.

“ABL Bank Product Affiliate” shall mean the ABL Agent, any ABL Lender or any Affiliate of the ABL Agent or any ABL Lender (together with their respective successors, assigns and transferees) that has entered into a Swap Contract or other Bank Product with an ABL Loan Party with the obligations of such ABL Loan Party thereunder being secured by one or more ABL Collateral Documents.

“ABL Borrowing Base” shall mean, as of any date of determination thereof, the “Borrowing Base” as defined in the ABL Credit Agreement.

“ABL Cash Management Affiliate” shall mean the ABL Agent, any ABL Lender or any Affiliate of the ABL Agent or any ABL Lender (together with their respective successors, assigns and transferees) that provides Cash Management Services to any of the ABL Loan Parties with the obligations of such ABL Loan Parties thereunder being secured by one or more ABL Collateral Documents.

“ABL Collateral Documents” shall mean all “Security Documents” as defined in the ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust, account control agreements, customs brokers agreements, collateral access agreements, and other security documents executed and delivered in connection with the ABL Documents, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the ABL Obligations, in each case, including pursuant to a DIP Financing by any of the ABL Credit Parties, in accordance with the terms hereof, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any indebtedness that may be incurred thereunder.

“ABL Credit Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“ABL Documents” shall mean the ABL Credit Agreement, the ABL Collateral Documents, all guaranties of the ABL Obligations, all Swap Contracts and other Bank Products between any ABL Loan Party and any ABL Bank Product Affiliate, all Cash Management Services Agreements between any ABL Loan Party and any ABL Cash Management Affiliate, those other ancillary agreements as to which any ABL Credit Party is a party or a beneficiary and all other related agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Loan Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent or any other ABL Credit Party, in connection with any of the foregoing or any ABL Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“ABL Event of Default” shall mean an Event of Default as defined in the ABL Credit Agreement.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” under any ABL Credit Agreement.

“ABL Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Obligations” shall mean all obligations (including all “Obligations” under and as defined in the ABL Credit Agreement) of every nature of each ABL Loan Party from time to time owed to the ABL Credit Parties, or any of them, under any ABL Document (including any DIP Financing provided by any of the ABL Credit Parties), whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, payments for early termination of Swap Contracts, amounts due or to become due under any Bank Products or Cash Management Services, Letter of Credit fees, commitment fees, early termination fees, agency fees and other fees, expenses, indemnification obligations and all other amounts owing or due under the terms of the ABL Documents (including interest, fees, expenses and other amounts which, but for the filing of an Insolvency Proceeding with respect to such ABL Loan Party, would have accrued or been payable on any ABL Obligation, whether or not a claim is allowed or allowable against such ABL Loan Party for such amount in the related Insolvency Proceeding), as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms hereof.

“ABL Priority Collateral” shall mean all Collateral, other than the Term Priority Collateral (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws), would be ABL Priority Collateral), and all Proceeds of the same (such Proceeds, “ABL Priority Proceeds”).

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“Affiliate” shall mean, any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with any Person.

“Agent(s)” means individually the ABL Agent or the Term Agent and collectively means both the ABL Agent and the Term Agent.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bank Product” shall have the meaning assigned to that term in the ABL Credit Agreement as in effect on the date hereof; provided that, for purposes of this Agreement, all purchase card obligations shall be deemed to constitute Bank Products and not Cash Management Services.

“Bank Product Cap” shall mean, at any time of calculation, the aggregate amounts due or to become due with respect to Bank Products, but in no event to exceed the sum of (a) $1,000,000, plus (b) the aggregate amounts due or to become due on account of Bank Products to the extent Bank Product Reserves (as defined in the ABL Credit Agreement) in respect of such Bank Products have been established and maintained by the ABL Agent.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Borrowers” and “Borrower” shall have the meaning assigned to such terms in the recitals to this Agreement.

“Borrowing Base Certificate” shall have the meaning assigned to that term in the ABL Credit Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to remain closed (or are in fact closed).

“Carve Out” shall mean in connection with any Insolvency Proceeding any carve out amount granted with respect to professional fees and expenses, court cost, filing fees, and fees and cost of the Office of the United States Trustee as granted by the court or as agreed to by the ABL Agent in its reasonable discretion.

“Cash Management Services” shall have the meaning provided in the ABL Credit Agreement; provided that, for purposes of this Agreement, all purchase card obligations and foreign exchange facilities shall be deemed to constitute Bank Products and not Cash Management Services.

“Cash Management Services Agreement” shall mean any agreement pursuant to which an ABL Cash Management Affiliate agrees to provide Cash Management Services.

“Collateral” shall mean all Property now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted to the ABL Agent or the Term Agent under any of the ABL Collateral Documents or the Term Collateral Documents, together with all rents, issues, profits, products and Proceeds thereof. For clarity, Collateral does not include, as of the date hereof, any leasehold interests of any Loan Party.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise). The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Collateral (a) as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor or (b) subject to a landlord waiver, bailee waiver, freight forwarder agreement, or similar collateral agreement.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Loan Party or that such Loan Party otherwise has the right to license, or granting any right to any Loan Party under any Copyright now or hereafter owned by any third party, and all rights of such Loan Party under any such agreement.

“Copyrights” shall mean all “Copyrights” as defined in the Term Collateral Documents.

“Credit Card Receivables” shall mean all “Credit Card Receivables” as defined in the ABL Credit Agreement.

“Credit Documents” shall mean the ABL Documents and the Term Documents.

“Credit Parties” shall mean the ABL Credit Parties and the Term Credit Parties.

“Customer List and Marketing Services Receivables” has the meaning set forth in the ABL Credit Agreement as of the date of this Agreement.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” means each of the following: (a) the provision of any financing to any Loan Party under Section 364 of the Bankruptcy Code in any Insolvency Proceeding of such Loan Party (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws), and (b) the consent to the use of cash collateral by any Loan Party under Section 363 of the Bankruptcy Code in any Insolvency Proceeding of such Loan Party (or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws).

“Discharge of ABL Obligations” shall mean (a) the payment in full in cash of all outstanding ABL Obligations excluding contingent indemnity obligations with respect to then unasserted claims but including, with respect to (i) amounts available to be drawn under outstanding Letters of Credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding Letters of Credit), the cancellation of such Letters of Credit or the delivery or provision of money or backstop letters of credit in respect thereof from an issuer and on terms reasonably satisfactory to the ABL Agent and otherwise in compliance with the terms of any ABL Credit Agreement, and (ii) all Bank Products and Cash Management Services, the termination of such Bank Products and Cash Management Services and payment of all amounts due thereunder or the delivery or provision of cash collateral in respect thereof as the applicable ABL Bank Product Affiliate or ABL Cash Management Affiliate may require, and (b) the termination of all commitments to extend credit under the ABL Documents. If the Loan Parties enter into any refinancing of the ABL Obligations (including, without limitation by the provision of DIP Financing in any Insolvency Proceeding of the Loan Parties), then the Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Discharge of Term Obligations” shall mean the payment in full in cash of all outstanding Term Obligations (other than contingent indemnity obligations with respect to then unasserted claims). If the Loan Parties enter into any refinancing of the Term Obligations (including, without limitation by the provision of DIP Financing in any Insolvency Proceeding of the Loan Parties), then the Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Loan Party now or hereafter has any right, title or interest.

“Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Term Agent to the other announcing that an Enforcement Period has commenced.

“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Term Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in the case of an Enforcement Period commenced by the Term Agent, the Discharge of Term Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (c) the ABL Agent or the Term Agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period.

“Event of Default” shall mean an Event of Default as defined in the ABL Credit Agreement or the Term Loan Agreement, as applicable.

“Excess ABL Obligations” shall mean ABL Obligations constituting (a) the aggregate outstanding principal amount of loans and outstanding amount of Letters of Credit made, issued or incurred pursuant to the ABL Documents in excess of the Maximum ABL Facility Amount and any interest, fees or reimbursement obligations accrued on or with respect to such excess amounts, (b) ABL Obligations on account of Bank Products in excess of the Bank Product Cap, (c) ABL Obligations on account of Bank Products consisting of leasing, supply chain management, and factoring, and (d) if any of the ABL Credit Parties furnish DIP Financing or do not object to any use of cash collateral in any Insolvency Proceeding of the Loan Parties, any portion of any Carve Out for which the ABL Agent has not established an Availability Reserve (as such term is defined in the ABL Credit Agreement, as in effect on the date hereof) in connection with such DIP Financing.

“Excess Term Obligations” shall mean Term Obligations constituting the aggregate outstanding principal amount of loans made pursuant to the Term Documents in excess of the Maximum Term Loan Facility Amount and any interest, fees or reimbursement obligations accrued on or with respect to such excess amounts.

“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Credit Party of any action to enforce or realize upon any Lien in the Collateral, including, without limitation, the institution of any foreclosure proceedings, whether judicial or non-judicial, under applicable law relating to the foreclosure of mortgages, deeds of trust or personal property Liens, or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law or;

(b) the exercise by any Credit Party of any right or remedy provided to a secured creditor on account of a Lien in the Collateral under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c) the taking of any action by any Credit Party or the exercise of any right or remedy by any Credit Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof, excluding ordinary course netting and setoff arrangements with respect to Swap Contracts between any ABL Loan Party and any ABL Bank Product Affiliate and ordinary course offsets of fees and expenses of account banks, chargebacks and collections of checks and similar arrangements in connection with Cash Management Services Agreements between any ABL Loan Party and any ABL Cash Management Affiliate;

(d) the appointment on the application of a Credit Party of a receiver or Person having similar duties of all or part of the Collateral;

(e) the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale conducted by a Credit Party or any other means at the direction of a Credit Party permissible under applicable law (including by any Debtor with the consent of the applicable Credit Party); and

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law in respect of the Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) acceleration by the relevant Credit Parties of the maturity of the ABL Obligations or the Term Obligations, as the case may be, (ii) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection in accordance with the terms hereof, (iii) the maintenance of cash dominion by the ABL Agent or the exercise of rights by the ABL Agent in connection therewith each as provided in the ABL Credit Agreement, including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver Proceeds of Collateral to the ABL Agent, (iv) the consent by the ABL Agent or the Term Agent to a store closing sale, going out of business sale or other disposition by any Loan Party of any of the Collateral, (v) the reduction of advance rates or sub-limits by the ABL Agent and the ABL Lenders, (vi) the imposition of Reserves (as defined in the ABL Credit Agreement) by the ABL Agent or other limitations on availability provided under the ABL Credit Agreement; or (vii) the imposition of Intellectual Property Reserves (as defined in the Term Loan Agreement) by the Term Agent.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Inadvertent Overadvance Amounts” shall mean the aggregate amount of all Overadvances resulting from any and all Inadvertent Overadvances.

“Inadvertent Overadvances” shall mean the funding of any loan or advance under the ABL Credit Agreement or the issuance, renewal or amendment of a Letter of Credit by any of the L/C Issuers which did not result in an Overadvance when made based upon the most recent Borrowing Base Certificate received by the ABL Agent prior to such funding or issuance, renewal or amendment of a Letter of Credit but which has, on the relevant date of determination, become an Overadvance as the result of circumstances beyond the reasonable control of the ABL Agent or the other ABL Credit Parties (including as the result of the entry of an adverse order for use of cash collateral by the United States Bankruptcy Court as to which the ABL Agent, on behalf of the ABL Credit Parties, has contested in good faith), including (i) a decline in the value of the Collateral included in the ABL Borrowing Base, (ii) errors or fraud on a Borrowing Base Certificate, (iii) components of the ABL Borrowing Base on any date thereafter being deemed ineligible, (iv) the return of uncollected checks or other items of payment applied to the reduction of Loans (as defined in the ABL Credit Agreement) or other similar involuntary or unintentional actions, (v) the imposition of any Reserve or a reduction in advance rates after the funding of any Loan or the issuance, renewal or amendment of a Letter of Credit by any of the L/C Issuers or (vi) any other circumstance beyond the reasonable control of the ABL Agent or the other ABL Credit Parties which reduces Availability (as such term is defined in the ABL Credit Agreement as in effect on the date hereof), provided that any repayments with respect to any Overadvances shall be applied first, to Inadvertent Overadvances and second, to Protective Overadvances.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, administration, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Loan Party, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Trade Secrets, Domain Names, confidential and proprietary information, including, without limitation, all trade secrets, technology, ideas, know-how, formulae, goodwill, and customer lists, any and all intellectual property rights in computer software and computer software products (including, without limitation, source codes, object codes, data and related documentation), any and all design rights owned or used by such Loan Party, all other intellectual property rights of every description as set forth in the ABL Documents or the Term Documents as in effect as of the date hereof, license agreements relating to any of the foregoing and income therefrom (including, without limitation, Customer List and Marketing Service Receivables). For the avoidance of doubt, any Collateral to which Intellectual Property is affixed or applied but does not otherwise constitute intellectual property in accordance with this definition shall not be deemed to be Intellectual Property.

“L/C Issuers” shall have the meaning assigned to that term in the ABL Credit Agreement.

“Lender(s)” means individually, the ABL Lenders or the Term Lenders and collectively means all of the ABL Lenders and the Term Lenders.

“Letter of Credit” shall have the meaning assigned to that term in the ABL Credit Agreement.

“License” means any Patent License, Trade Secret License, Trademark License, Copyright License or other license or sublicense agreement (including, without limitation, each “License” (as defined in the Term Collateral Documents)) to which any Loan Party is a party.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, security interest, charge, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale) or other title retention agreement, any capitalized lease, any synthetic lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of the foregoing.

“Lien Priority” shall mean with respect to any Lien of the ABL Credit Parties or the Term Credit Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Loan Parties” shall mean the ABL Loan Parties and the Term Loan Parties.

“Maximum ABL Facility Amount” shall mean, on any date of determination thereof, the principal amount equal to the sum of (i) the lesser of (A) $70,000,000 plus increases in Commitments under the ABL Credit Agreement up to an aggregate of $15,000,000 pursuant to the terms and conditions of Section 2.15 (as in effect on the date hereof) of the ABL Credit Agreement (provided, however, that the amount described in this clause (A) shall be reduced on a dollar-for-dollar basis for all permanent reductions of the commitments to extend credit under the ABL Documents and for permanent reductions of such commitments required hereunder, so long as any repayments to be made in connection with such commitment reductions have been made), and (B) the ABL Borrowing Base plus (ii) Protective Overadvances in an amount up to five percent (5%) of the ABL Borrowing Base, plus (iii) in addition to the Protective Overadvances described in clause (ii), Protective Overadvances to fund payroll in an amount not to exceed the aggregate amount required (and actually used) to fund payroll requests of the Loan Parties for a two-week period solely for employees of the Loan Parties in the United States, plus (iv) any Inadvertent Overadvance Amounts, minus (v) the Minimum Availability Amount.

“Maximum Term Loan Facility Amount” shall mean the sum of (a) principal amount of $32,000,000 minus the amount of any principal repayment of the Term Obligations made after the date hereof, plus (b) Permitted Administrative Agent Advances (as defined in the Term Loan Agreement), in an amount up to five percent (5%) of the Term Borrowing Base, plus (c) any interest, fees, and expenses paid in kind and added to the principal balance of the Term Loan, in accordance with the terms of the Term Loan Agreement, in effect on the date hereof.

“Minimum Availability Amount” shall mean that amount of Excess Availability (as defined in the ABL Credit Agreement) required to be maintained by the ABL Credit Parties pursuant to Section 7.15(a) of the ABL Loan Agreement, as in effect on the date hereof.

“Overadvance” shall have the meaning assigned to that term in the ABL Credit Agreement.

“Party” shall mean the ABL Agent or the Term Agent, and “Parties” shall mean both the ABL Agent and the Term Agent.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, is in existence, or granting to any Loan Party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Loan Party under any such agreement.

“Patents” shall mean all “Patents” as defined in the Term Collateral Documents.

“Person” shall mean an individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

“Priority Collateral” shall mean the ABL Priority Collateral or the Term Priority Collateral, as applicable.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Protective Overadvances” shall mean an Overadvance which the ABL Agent in its reasonable business judgment in the performance of its duties under the ABL Credit Agreement, determines to be necessary or desirable to, directly or indirectly, (i) maintain, protect or preserve the value of the Collateral and/or the ABL Agent’s rights therein as determined in the discretion of the ABL Agent, including to preserve the Loan Parties’ business assets and infrastructure (such as the payment of insurance premiums, taxes, necessary suppliers, rent and payroll), (ii) commence the Exercise of Any Secured Creditor Remedies, (iii) fund an orderly liquidation or wind-down of the Loan Parties’ assets or business or an Insolvency Proceeding (whether or not occurring prior to or after the commencement of an Insolvency Proceeding), or (iv) enhance the likelihood of, or maximize the amount of, repayment of the ABL Obligations.

“Purchase Notice” shall have the meaning set forth in Section 7.1.

“Remedy Standstill Period” shall mean, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, (a) with respect to a Term Loan Event of Default, the period commencing on the date of the ABL Agent’s receipt of written notice from the Term Agent that a Term Loan Event of Default has occurred and is continuing and that the Term Agent intends to commence the Exercise of Secured Creditor Remedies, and ending on earliest to occur of (i) (A) in the event of the commencement of an Insolvency Proceeding by or against any Loan Parties, subject to the provisions of Section 6.3, on the date of commencement of such Insolvency Proceeding, (B) in the event of a Specified Event of Default under the Term Loan Agreement, the date which is thirty (30) days after the receipt of such notice, (C) with respect to any other Event of Default under the Term Loan Agreement, the date which is sixty (60) days after receipt of such notice and (ii) the date on which the Discharge of ABL Obligations has occurred, and (b) with respect to an ABL Event of Default, the period commencing on the date of the Term Agent’s receipt of written notice from the ABL Agent that an ABL Event of Default has occurred and is continuing and that the ABL Agent intends to commence the Exercise of Secured Creditor Remedies, and ending on the earliest to occur of (i)

(A) in the event of the commencement of an Insolvency Proceeding by or against any Loan Parties, subject to the provisions of Section 6.3, on the date of commencement of such Insolvency Proceeding, (B) in the event of a Specified Event of Default under the ABL Credit Agreement, the date which is thirty (30) days after the receipt of such notice, (C) with respect to any other Event of Default under the ABL Credit Agreement, the date which is sixty (60) days after receipt of such notice and (ii) the date on which the Discharge of Term Obligations has occurred. Such written notice from the Term Agent to the ABL Agent, or from the ABL Agent to the Term Agent, as the case may be, shall reference this Agreement, declare a “Remedy Standstill Period” to commence and certify whether (i) the “Obligations” under and as defined in the Term Loan Agreement or the ABL Credit Agreement, as the case may be, are then due and payable in full (whether as a result of acceleration hereof or otherwise) in accordance with the terms of the Term Loan Agreement or the ABL Credit Agreement, as the case may be, and the Term Agent or the ABL Agent, as the case may be, intends to commence the Exercise of Secured Creditor Remedies or (ii) the Term Agent or the ABL Agent, as the case may be, intends to commence the Exercise of Secured Creditor Remedies.

Notwithstanding the foregoing, a Remedy Standstill Period shall be deemed to be continuing if prior to the expiration of the Remedy Standstill Period, the Agent with the Lien Priority on such Collateral is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the ABL Priority Collateral or the Term Priority Collateral, as applicable.

“Specified Event of Default” shall mean (a) any ABL Event of Default under Sections 8.01(a) or 8.01(b) but only to the extent arising from a breach of (i) Section 6.02(b), (ii) Section 6.05, (iii) Section 6.07, (iv) Section 6.13, or (v) Article VII of the ABL Credit Agreement, and (b) any Term Loan Event of Default under Sections 8.01(a) or 8.01(b) but only to the extent arising from a breach of (i) Section 6.02(b), (ii) Section 6.05, (iii) Section 6.07, (v) Section 6.13, or (vi) Article VII of the Term Loan Agreement.

“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Swap Contract” shall have the meaning assigned to that term in the ABL Credit Agreement.

“Term Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent”, “Administrative Agent” or “Collateral Agent” under any Term Loan Agreement.

“Term Borrowing Base” shall mean, as of any date of determination thereof, the “Borrowing Base” as defined in the Term Loan Agreement.

“Term Collateral Documents” shall mean all “Security Documents” as defined in the Term Loan Agreement, and all other security agreements, mortgages, deeds of trust and other security documents executed and delivered in connection with any Term Loan Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Term Credit Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Term Documents” shall mean the Term Loan Agreement, the Term Collateral Documents, each guaranty of the Term Obligations, those other ancillary agreements as to which any Term Credit Party is a party or a beneficiary and all other related agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Term Loan Party or any of its respective Subsidiaries or Affiliates, and delivered to the Term Agent, in connection with any of the foregoing or any Term Loan Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Term Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” under any Term Loan Agreement.

“Term Loan Agreement” shall have the meaning assigned to that term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Term Obligations in accordance with the terms hereof, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any indebtedness that may be incurred thereunder.

“Term Loan Cash Proceeds Notice” shall mean a written notice delivered by the Term Agent or any Term Credit Party to the ABL Agent (a) stating that an Event of Default has occurred and is continuing under the Term Loan Agreement and specifying the relevant Event of Default and (b) stating that certain cash proceeds which may be deposited in the Administrative Agent’s Account (as defined in the ABL Credit Agreement) constitute proceeds of Term Priority Collateral, and reasonably identifying the amount of such proceeds and specifying the origin thereof.

“Term Loan Event of Default” shall mean an Event of Default as defined in the Term Loan Agreement.

“Term Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Term Loan Priority Accounts” means any Deposit Accounts or Securities Accounts that are intended to solely contain Proceeds of the Term Priority Collateral (it being understood that any property in such Deposit Accounts or Securities Accounts which is not Proceeds of Term Priority Collateral shall not be Term Priority Collateral solely by virtue of being on deposit in any such Deposit Account or Securities Account).

“Term Loan Reserve” shall mean, at any time, a reserve against the ABL Borrowing Base in an amount equal to the difference (if positive) between (a) the outstanding principal balance of the Term Loans (as defined in the Term Loan Agreement) and (b) the Term Borrowing Base.

“Term Obligations” shall mean all obligations (including all “Obligations” under and as defined in the Term Loan Agreement) of every nature of each Term Loan Party from time to time owed to the Term Credit Parties, or any of them, under any Term Document, whether for principal, interest, fees, expenses, indemnification obligations and all other amounts owing or due under the terms of the Term Documents (including interest, fees, expenses and other amounts which, but for the filing of an Insolvency Proceeding with respect to such Term Loan Party, would have accrued or been payable on any Term Obligation, whether or not a claim is allowed or allowable against such Term Loan Party for such amount in the related Insolvency Proceeding), as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with the terms hereof.

“Term Priority Collateral” shall mean only the following property of the Loan Parties: all Intellectual Property, fee owned real estate and Fixtures of the Loan Parties, and the Term Loan Priority Accounts, together with all rights, remedies, privileges, and insurance policies and certificates with respect to the foregoing, all products, Proceeds, substitutions, and accessions thereof or thereto and all cash, cash equivalents, checks, negotiable instruments, money, insurance proceeds therefrom, Instruments, Accounts, books, Records and information in each case received as Proceeds of, or with respect to such books, Records and information, relating thereto (such Proceeds, “Term Priority Proceeds”). For the avoidance of doubt, “Term Priority Collateral” shall include any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Term Priority Collateral. Notwithstanding the foregoing, “Term Priority Collateral” shall exclude Customer List and Marketing Service Receivables included in the ABL Borrowing Base in an amount equal to the face amount of such Customer List and Marketing Service Receivables (net of Receivables Reserves applicable thereto) multiplied by 80%.

“Term Recovery” shall have the meaning set forth in Section 5.3(b).

“Trade Secret License” shall mean any and all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right in or to Trade Secrets, to the extent that a grant of a security interest in such Trade Secret License is not prohibited by applicable law or the applicable Trade Secret License.

“Trade Secrets” shall mean with respect to any Loan Party, all of such Loan Party’s right, title and interest in and to all United States and foreign trade secrets, including know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including (a) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (b) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, or granting to any Loan Party any right to use any Trademark now or hereafter owned by any third party, and all rights of any Loan Party under any such agreement.

“Trademarks” shall mean all “Trademarks” as defined in the Term Collateral Documents.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that, to the extent that personal property security laws as enacted and in effect in any foreign jurisdiction contains and is used to define terms which are defined in the Uniform Commercial Code and mentioned in Section 1.1 hereof, and such term is defined differently in such foreign personal property security laws, the definition of such term contained in the Uniform Commercial Code shall govern to the extent of any conflict or inconsistency; and provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Use Period” means the period commencing on the earlier of (i) the date that the ABL Agent (or an ABL Loan Party acting with the consent of the ABL Agent) commences the liquidation and sale of the ABL Priority Collateral in a manner as provided in Section 3.6 (having theretofore furnished the Term Agent with an Enforcement Notice) or (ii) the date which is fifteen (15) days after receipt by the ABL Agent of written notice from the Term Agent of the acceleration of the Term Obligations and the intent of the Term Agent to commence the Exercise of Secured Creditor Remedies, and, in each case, ending 120 days thereafter. Notwithstanding the foregoing, the Use Period for any particular store liquidation shall terminate, as to such location, upon completion of the liquidation and sale of the ABL Priority Collateral at such location. If any stay or other order that prohibits any of the ABL Agent, the other ABL Credit Parties or any ABL Loan Party (with the consent of the ABL Agent) from commencing and continuing the Exercise of Any Secured Creditor Remedies or to liquidate and sell the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 120-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

Section 1.3. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein); provided that any terms used herein which are defined by reference to the ABL Credit Agreement or the Term Loan Agreement and are subject to the modification restrictions set forth in Section 5.2 of this Agreement shall mean such terms as defined in the ABL Credit Agreement as of the date hereof or the Term Loan Agreement as of the date hereof, as the case may be, without giving effect to any modifications or amendments thereto except to the extent that such definitions have been modified or amended in accordance with this Agreement; and provided further that any such modifications or amendments shall be deemed to be automatically incorporated herein by reference. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

ARTICLE 2.

LIEN PRIORITY

Section 2.1. Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Agent or the other ABL Credit Parties in respect of all or any portion of the Collateral or of any Liens granted to the Term Agent or the other Term Credit Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the Term Agent (or the other ABL Credit Parties or the other Term Credit Parties) in any Collateral, (iii) whether the ABL Agent or the Term Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (iv) the date on which the ABL Obligations or the Term Obligations are advanced or made available to the Loan Parties, (vi) the fact that any such Liens in favor of the ABL Agent or the other ABL Credit Parties or the Term Agent or the other Term Credit Parties securing any of the ABL Obligations or Term Obligations, respectively, are contractually subordinated to any Lien securing any obligation of any Loan Party other than the Term Obligations or the ABL Obligations, respectively, the ABL Agent, on behalf of itself and the other ABL Credit Parties, and the Term Agent, on behalf of itself and the other Term Credit Parties, hereby agree that:

(1) any Liens in respect of all or any portion of the ABL Priority Collateral shall have the following Lien Priority:

First, in favor of the ABL Agent or any other ABL Credit Party that secures all or any portion of the ABL Obligations (other than the Excess ABL Obligations);

Second, in favor of the Term Agent or any other Term Credit Party that secures all or any portion of the Term Obligations (other than Excess Term Obligations);

Third, in favor of the ABL Agent or any other ABL Credit Party that secures the Excess ABL Obligations; and

Fourth, in favor of the Term Agent or any other Term Credit Party that secures the Excess Term Obligations.

(2) any Liens in respect of all or any portion of the Term Priority Collateral shall have the following Lien Priority:

First, in favor of the Term Agent or any other Term Credit Party that secures all or any portion of the Term Obligations (other than the Excess Term Obligations);

Second, in favor of the ABL Agent or any other ABL Credit Party that secures all or any portion of the ABL Obligations (other than Excess ABL Obligations);

Third, in favor of the Term Agent or any other Term Credit Party that secures the Excess Term Obligations; and

Fourth, in favor of the ABL Agent or any other ABL Credit Party that secures the Excess ABL Obligations.

(b) The Term Agent, for and on behalf of itself and the other Term Credit Parties, acknowledges and agrees that, prior to or concurrently herewith, the ABL Agent, for the benefit of itself and the other ABL Credit Parties, has been, or may be, granted Liens upon all of the Collateral in which the Term Agent has been granted Liens and the Term Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the other ABL Credit Parties, acknowledges and agrees that, concurrently herewith, the Term Agent, for the benefit of itself and the other Term Credit Parties, has been, or may be, granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto. The subordination of Liens by the Term Agent and the ABL Agent in favor of one another as set forth herein shall not be deemed to subordinate the Term Agent’s Liens or the ABL Agent’s Liens to the Liens of any other Person nor be affected by the subordination of such Liens to any other Lien.

(c) The Lien subordination provisions contained herein relate solely to the priority of Liens granted to the ABL Agent and the Term Agent by the Loan Parties and shall apply only to the extent that the Liens of the ABL Agent and the Term Agent are valid, perfected, and enforceable. It is the ABL Agent’s responsibility to ensure the validity, perfection and enforceability of the Liens granted by the Credit Parties to the ABL Agent for the benefit of itself and the ABL Credit Secured Parties. It is the Term Agent’s responsibility to ensure the validity, perfection and enforceability of the Liens granted by the Loan Parties to the Term Agent for the benefit of itself and the Term Credit Parties.

Section 2.2. Waiver of Right to Contest Liens.

(a) The Term Agent, for and on behalf of itself and the other Term Credit Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent and the other ABL Credit Parties in respect of the Collateral or the provisions of this Agreement. The Term Agent, for itself and on behalf of the other Term Credit Parties, agrees that none of the Term Agent or the other Term Credit Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any other ABL Credit Party under the ABL Documents with respect to the ABL Priority Collateral. The Term Agent, for itself and on behalf of the other Term Credit Parties, hereby waives any and all rights it or the other Term Credit Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Agent or any ABL Lender seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit the Term Agent from enforcing the provisions of this Agreement.

(b) The ABL Agent, for and on behalf of itself and the other ABL Credit Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Term Agent or the other Term Credit Parties in respect of the Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement (including, without limitation Section 3.6), the ABL Agent, for itself and on behalf of the other ABL Credit Parties, agrees that none of the ABL Agent or the ABL Credit Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Term Agent or any Term Credit Party under the Term Documents with respect to the Term Priority Collateral. The ABL Agent, for itself and on behalf of the ABL Credit Parties, hereby waives any and all rights it or the ABL Credit Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Term Agent or any Term Credit Party seeks to enforce its Liens in any Term Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement.

(c) Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Credit Party on the grounds that any sale, transfer or other disposition or any collection by the Credit Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

Section 2.3. Remedies Standstill.

(a) Following the occurrence of any Term Loan Event of Default and until the expiration of the Remedy Standstill Period, the Term Agent may not commence or continue the Exercise of Any Secured Creditor Remedies in respect of the ABL Priority Collateral; provided, however, nothing contained herein shall impair the Term Agent’s rights to take, in the event that the ABL Agent has declined to take such protective actions within a reasonable time period after the written request by the Term Agent to the ABL Agent to do so, any actions (including the commencement of legal proceedings) that the Term Agent deems necessary to protect and preserve, but not to realize or foreclose on, the ABL Priority Collateral. After the expiration of the Remedy Standstill Period, and upon five (5) Business Days prior written notice to the ABL Agent (which notice may be delivered to the ABL Agent during the Remedy Standstill Period but in no event more than ten (10) days prior to the expiration thereof), the Term Agent may take, for the benefit of the Term Credit Parties, one or more of the following actions in respect of the Term Loan Event of Default that was the subject of the notice giving rise to such Remedy Standstill Period at the same or different times:

(1) the Exercise of Any Secured Creditor Remedies with respect to the ABL Priority Collateral (including, without limitation, foreclosure upon and taking possession of the ABL Priority Collateral); provided, however, that until the date on which the Discharge of ABL Obligations has occurred, the Term Agent will not commence or continue the Exercise of Any Secured Creditor Remedies or seek or continue remedies under the Term Documents on account of the ABL Priority Collateral so long as the ABL Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the ABL Priority Collateral; and

(2) exercise any and all other remedies under the Term Documents and applicable law available to the Term Credit Parties with respect to the ABL Priority Collateral, including the notification of account debtors or other Persons obligated on ABL Priority Collateral of the assignment of any Loan Party’s accounts receivable to the ABL Agent and the Term Agent, all subject to the first proviso in Section 2.3(a)(1) above.

(b) Following the occurrence of any ABL Event of Default and until the expiration of the Remedy Standstill Period, the ABL Agent may not commence or continue the Exercise of Any Secured Creditor Remedies in respect of the Term Priority Collateral; provided, however, nothing contained herein shall impair the ABL Agent’s rights to take, in the event that the Term Agent has declined to take such protective actions within a reasonable time period after the written request by the ABL Agent to the Term Agent to do so, any actions (including the commencement of legal proceedings) that the ABL Agent deems necessary to protect and preserve, but not to realize or foreclose on, the Term Priority Collateral. After the expiration of the Remedy Standstill Period, and upon five (5) Business Days prior written notice to the Term Agent (which notice may be delivered to the Term Agent during the Remedy Standstill Period but in no event more than ten (10) days prior to the expiration thereof), the ABL Agent may take, for the benefit of the ABL Credit Parties, one or more of the following actions in respect of the ABL Event of Default that was the subject of the notice giving rise to such Remedy Standstill Period at the same or different times:

(1) the Exercise of Any Secured Creditor Remedies with respect to the Term Priority Collateral (including, without limitation, foreclosure upon and taking possession of the Term Priority Collateral); provided, however, that until the date on which the Discharge of Term Obligations has occurred, the ABL Agent will not commence or continue the Exercise of Any Secured Creditor Remedies or seek or continue remedies under the ABL Documents on account of the Term Priority Collateral so long as the Term Agent is diligently pursuing in good faith the exercise of its enforcement rights and remedies against all or a material portion of the Term Priority Collateral; and

(2) the exercise of any and all other remedies under the ABL Documents and applicable law available to the ABL Credit Parties with respect to the Term Priority Collateral, including the notification of account debtors or other Persons obligated on Term Priority Collateral of the assignment of any Loan Party’s accounts receivable to the Term Agent and the ABL Agent, all subject to the proviso in Section 2.3(b)(1) above.

(c) All Proceeds of ABL Priority Collateral received by the Term Agent shall be turned over to the ABL Agent for prompt application in accordance with Section 4.1(b) hereof, or, to the extent that the Term Agent is entitled to apply such Proceeds to the Term Obligations pursuant to the terms of this Agreement, applied promptly by the Term Agent in accordance with Section 4.1(c). This Section 2.3 shall not be construed to in any way limit or impair the rights of the Term Agent to join (but not control or object to in any way) any foreclosure or other Exercise of Secured Creditor Remedies with respect to the Collateral initiated by the ABL Agent, so long as it does not delay or interfere in any material respect with the exercise by the ABL Credit Parties of their respective rights as provided in this Agreement.

(d) All Proceeds of Term Priority Collateral received by the ABL Agent shall be turned over to the Term Agent for prompt application in accordance with Section 4.1(c) hereof, or, to the extent that the ABL Agent is entitled to apply such Proceeds to the ABL Obligations pursuant to the terms of this Agreement, applied promptly by the ABL Agent in accordance with Section 4.1(b). This Section 2.3 shall not be construed to in any way limit or impair the rights of the ABL Agent to join (but not control or object to in any way) any foreclosure or other Exercise of Secured Creditor Remedies with respect to the Collateral initiated by the Term Agent, so long as it does not delay or interfere in any material respect with the exercise by the Term Credit Parties of their respective rights as provided in this Agreement.

(e) Nothing contained herein shall impair the Term Agent’s or any Term Credit Party’s rights (i) to exercise any remedies against any of the Term Loan Parties or the Collateral (other than any remedies against any ABL Priority Collateral) pursuant to the Term Documents; (ii) to accelerate any of the Term Obligations; (iii) to make demand upon any Loan Party or any other Person liable on the Term Obligations; (iv) to institute a lawsuit to collect its debt; (v) to exercise any of its rights or remedies with respect to the ABL Priority Collateral as and when permitted by Section 2.3(a), (vi) to file a claim or statement of interest with respect to the Term Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the ABL Agent, or the rights of the ABL Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on the Collateral subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Credit Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under the Term Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, to the extent not otherwise prohibited by the terms of this Agreement and not otherwise inconsistent with the terms of this Agreement; and (x) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.

(f) Nothing contained herein shall impair the ABL Agent’s or any ABL Credit Party’s rights (i) to exercise any remedies against any of the Loan Parties or the Collateral (other than any remedies against any Term Priority Collateral) pursuant to the ABL Documents; (ii) to accelerate any of the ABL Obligations; (iii) to make demand upon any Loan Party or any other Person liable on the ABL Obligations; (iv) to institute a lawsuit to collect its debt, including the filing, or participation in a filing, of any involuntary bankruptcy petition in respect to any Loan Party; (v) to exercise any of its rights or remedies with respect to the Term Priority Collateral as and when permitted by Section 2.3(b), (vi) to file a claim or statement of interest with respect to the ABL Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the Term Agent, or the rights of the Term Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Credit Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under the ABL Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, to the extent not otherwise prohibited by the terms of this Agreement and not otherwise inconsistent with the terms of this Agreement; and (x) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.

Section 2.4. Release of Liens.

(a) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agent or by any of the Loan Parties with the consent of the ABL Agent after the occurrence and during the continuance of an ABL Event of Default, or (B) any other sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the ABL Documents or consented to by the requisite ABL Lenders (and is then permitted by the Term Documents without giving effect to any amendments thereof which are more restrictive than those provisions in effect on the date hereof), the Term Agent agrees, on behalf of itself and the Term Lenders that such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral securing the Term Obligations, and the Term Agent’s and the Term Credit Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Credit Parties’ Liens on such ABL Priority Collateral; provided that, the ABL Agent shall have furnished the Term Agent with seven days prior written notice of any such disposition; provided further that, for the avoidance of doubt, the Term Credit Parties’ Liens in respect of the Proceeds of such ABL Priority Collateral so sold, transferred, or disposed shall continue to exist to the same extent, and with the same relative priorities, as the ABL Credit Parties’ Liens on such Proceeds; and provided, further, that to the extent Proceeds are required to repay obligations, such Proceeds shall be applied in accordance with Section 4.1(b). In furtherance of, and subject to, the foregoing, the Term Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. The Term Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney to be exercised if the Term Agent does not take such action within five (5) days after written notice, in the place and stead of the Term Agent and in the name of the Term Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(b) In the event of (A) any private or public sale of all or any portion of the Term Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Term Agent after the occurrence and during the continuance of a Term Loan Event of Default, or (B) any other sale, transfer or other disposition of all or any portion of the Term Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the Term Documents or consented to by the requisite Term Lenders (and is then permitted by the ABL Documents without giving effect to any amendments thereof which are more restrictive than those provisions in effect on the date hereof), the ABL Agent agrees, on behalf of itself and the ABL Lenders, that such sale, transfer or disposition will be free and clear of the Liens on such Term Priority Collateral securing the ABL Obligations and the ABL Agent’s and the ABL Credit

Parties’ Liens with respect to the Term Priority Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the Term Credit Parties’ Liens on such Term Priority Collateral; provided that, the Term Agent shall have furnished the ABL Agent with seven days prior written notice of any such disposition; provided further that, for the avoidance of doubt, the ABL Agent’s and the ABL Credit Parties’ Liens in respect of the Proceeds of such Term Priority Collateral so sold, transferred, or disposed shall continue to exist to the same extent, and with the same relative priorities, as the Term Credit Parties’ Liens on such Proceeds; and provided, further, that to the extent Proceeds are required to repay obligations, such Proceeds shall be applied in accordance with Section 4.1(c). In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the Term Agent in connection therewith. The ABL Agent hereby appoints the Term Agent and any officer or duly authorized person of the Term Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney to be exercised if the ABL Agent does not take such action within five (5) days after written notice, in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Agent’s own name, from time to time, in the Term Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5. No New Liens. (a) Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that it is the anticipation of the parties, that none of Term Agent or any Term Credit Party shall acquire or hold any Lien on any assets securing any Term Obligations which assets are not also subject to the Lien of ABL Agent under the ABL Documents. If any of Term Agent or Term Credit Party shall nonetheless acquire or hold any Lien on any assets of any Loan Party securing any Term Obligations which assets are not also subject to the Lien of ABL Agent under the ABL Documents, then Term Agent (or the relevant Term Credit Party) shall, without the need for any further consent of any other Term Credit Party or any Loan Party and notwithstanding anything to the contrary in any other Term Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of ABL Agent and the other ABL Credit Parties as security for the ABL Obligations (subject to the lien priority set forth in Section 2.1 and the other terms hereof) and shall promptly notify ABL Agent in writing of the existence of such Lien upon becoming aware thereof.

(b) Until the date upon which the Discharge of Term Obligations shall have occurred, the parties hereto agree that it is the anticipation of the parties that none of ABL Agent or any ABL Credit Party shall acquire or hold any Lien on any assets securing any ABL Obligations which assets are not also subject to the Lien of Term Agent under the Term Documents. If any of ABL Agent or ABL Credit Party shall nonetheless acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligations which assets are not also subject to the Lien of Term Agent under the Term Documents, then ABL Agent (or the relevant ABL Credit Party) shall, without the need for any further consent of any other ABL Credit Party or any Loan Party and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of Term Agent and the other Term Credit Parties as security for the Term Obligations (subject to the lien priority set forth in Section 2.1 and the other terms hereof) and shall promptly notify Term Agent in writing of the existence of such Lien upon becoming aware thereof.

(c) To effectuate the foregoing sharing of Liens, each of ABL Agent and Term Agent agrees that the documentation evidencing or perfecting the Collateral granted to it in which the other Agent has not received a direct grant of a Lien shall explicitly include provisions granting each Agent a Lien thereon, and, with respect to any ABL Priority Collateral, furnishing the ABL Agent with “control” (as defined in the Uniform Commercial Code), to the extent applicable.

Section 2.6. Waiver of Marshalling.

(a) Until the Discharge of ABL Obligations, the Term Agent, on behalf of itself and the Term Credit Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b) Until the Discharge of Term Obligations, the ABL Agent, on behalf of itself and the ABL Credit Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3.

ACTIONS OF THE PARTIES

Section 3.1. Certain Actions Permitted. The Term Agent and the ABL Agent may make such demands or file such claims in respect of the Term Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by the Term Agent or any Term Credit Party of the payments of interest, principal and other amounts owed in respect of the Term Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Agent or any Term Credit Party of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Credit Party of the payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Credit Party of rights or remedies as a secured creditor (including set-off) with respect to Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.

Section 3.2. Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Credit Party, and the Term Agent, for and on behalf of itself and each Term Credit Party, as applicable, each acknowledge and agree to hold all Control Collateral in its respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either, including, without limitation, landlords, freight forwarders and other bailees) as agent for the benefit of, and on behalf of, the other solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2. None of the ABL Agent, the ABL Credit Parties, the Term Agent, or the Term Credit Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any relevant Loan Party or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Term Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the other Party for purposes of perfecting the Lien held by the Term Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Term Credit Parties or any other Person. Without limiting the generality of the foregoing, the ABL Credit Parties shall not be obligated to see to the application of any Proceeds of the Term Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof, except as expressly set forth in Section 3.7. The Term Agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Credit Parties, or any other Person.

Section 3.3. Sharing of Information and Access; Notices of Default.

(a) In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Term Loan Party which contain information identifying or pertaining to the Term Priority Collateral, the ABL Agent shall, upon request from the Term Agent and as promptly as practicable thereafter, either make available to the Term Agent such books and records for inspection and duplication or provide to the Term Agent copies thereof. In the event that the Term Agent shall, in the exercise of its rights under the Term Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Loan Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.

(b) Each Agent shall give to the other Agent concurrently with the giving thereof to any Loan Party (a) a copy of any written notice by such Agent of an ABL Event of Default or a Term Loan Event of Default, as the case may be, or a written notice of demand for payment from any Loan Party and (b) a copy of any written notice sent by such Agent to any Loan Party stating such Agent’s intention to exercise any material enforcement rights or remedies against such Loan Party, including written notice pertaining to any foreclosure on all or any material part of its Liens or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Agent to give such required notice shall not result in any liability to such Agent or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Agents and Credit Parties as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Loan Party or of any action taken pursuant to such notice or in relation to the events giving rise thereto; provided, further, that the foregoing shall not in any way impair any claims that any Agent may have against the other Agent as a result of any failure to provide any notice in connection with a foreclosure against the Collateral as may be required under applicable law. Without limiting the foregoing, for purposes of determining Eligible Customer List and Marketing Receivables which may be included in the ABL Borrowing Base, Term Agent shall notify ABL Agent of the occurrence of any event of default arising under Section 8.01(a) or 8.01(f) of the Term Loan Agreement.

(c) Each Agent shall promptly provide to the other Agent copies of all collateral reports, appraisals, results of field examinations and physical inventories that it receives. Notwithstanding anything to the contrary contained in the Term Documents, as long as the ABL Agent shares the results of inventory appraisals and field examinations, the Term Agent shall not conduct inventory appraisals or undertake field examinations; provided that to the extent that the ABL Agent does not cause an inventory appraisal to be conducted or a commercial finance examination to be undertaken at the times permitted under the ABL Credit Agreement (other than appraisals and examinations which may be undertaken at the expense of the ABL Credit Parties), the Term Agent may engage the most recent appraiser or examiner, as applicable, or an appraiser or examiner reasonably satisfactory to the ABL Agent to do so, and the Appraised Value set forth in such appraisal, if lower than that contained in the most recent appraisal obtained by the ABL Agent, shall thereafter be utilized in calculating the ABL Borrowing Base and the Term Borrowing Base until a subsequent appraisal is completed.

Section 3.4. Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and the Term Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral. Prior to the Discharge of ABL Obligations, the ABL Agent shall have the sole and exclusive right, as against the Term Agent, to adjust settlement of insurance claims in a commercially reasonable manner in the event of any covered loss, theft or destruction of ABL Priority Collateral. Prior to the Discharge of Term Obligations, the Term Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in a commercially reasonable manner in the event of any covered loss, theft or destruction of Term Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Term Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Priority Collateral, and if the Parties are unable after negotiating in good faith to agree on the settlement for such claim, either Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Parties. All Proceeds of such insurance shall be remitted to the ABL Agent or the Term Agent, as the case may be, and each of the Term Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

Section 3.5. No Additional Rights For the Loan Parties Hereunder. If any ABL Credit Party or Term Credit Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by any ABL Credit Party or Term Credit Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Credit Party or Term Credit Party.

Section 3.6. Inspection and Access Rights. (a) Without limiting any rights the ABL Agent or any other ABL Credit Party may otherwise have under applicable law or by agreement, in the event of any liquidation (including, without limitation, by means of a sale pursuant to Section 363 of the Bankruptcy Code) of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent) and whether or not the Term Agent or any other Term Credit Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies of the Term Agent, the ABL Agent or any other Person (including any ABL Loan Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right (i) during normal business hours on any Business Day, to access ABL Priority Collateral that (x) is stored or located in or on, (y) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (z) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), Term Priority Collateral, and (ii) during the Use Period shall have the right to use the Term Priority Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property and Real Property), each of the foregoing in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any ABL Loan Party’s business), store or otherwise deal with the ABL Priority Collateral, in each case without the involvement of or interference by any Term Credit Party or liability to any Term Credit Party. In the event that any ABL Credit Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by an ABL Loan Party (with the consent of the ABL Agent), the Term Agent may not sell, assign or otherwise transfer the related Term Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.6.

(b) In furtherance of the ABL Agent’s rights under Section 3.6(a), prior to the earlier of the Discharge of the ABL Obligations or the termination of the Use Period, the Term Agent (i) shall, to the extent permitted by law, permit the ABL Agent and its agents or representatives at the ABL Agent’s option to use, on a non-exclusive, royalty free basis, any of the Intellectual Property as is or may be necessary for the ABL Agent to sell or otherwise liquidate the ABL Priority Collateral during the Use Period and (ii) hereby grants, to the extent it has the rights to do so, to the ABL Agent a non-exclusive, irrevocable, royalty-free, worldwide license to use any and all Intellectual Property as is or may be necessary to sell or otherwise liquidate the ABL Priority Collateral. The Term Agent (i) acknowledges and consents to the grant to the ABL Agent by the Loan Parties on the date hereof of a continuing, limited, non-exclusive royalty-free license for such use at any time prior to the earlier of the Discharge of the ABL Obligations or the termination of the Use Period (the “Effective Date License”) and (ii) agrees that its Liens on the Term Priority Collateral shall be subject to the Effective Date License. Furthermore, the Term Agent agrees that, in connection with any foreclosure sale conducted by the Term Agent in respect of the Intellectual Property, (x) any notice required to be given by the Term Agent in connection with such foreclosure shall contain an acknowledgement that the Term Agent’s Lien is subject to the Effective Date License, and (y) the Term Agent shall deliver a copy of the Effective Date License to any purchaser at such foreclosure and provide written notice to such purchaser that the Term Agent’s Lien and the purchaser’s rights in the such transferred Collateral are subject to the Effective Date License.

(c) During the period of actual occupation, use and/or control by the ABL Credit Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Term Priority Collateral, the ABL Credit Parties and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Term Priority Collateral resulting directly from such occupancy, use or control, and to leave such Term Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Agent and the ABL Credit Parties agree not to disable or terminate the use of any domain names or URLs or to use the Trademarks in a manner that infringes upon third party rights. Notwithstanding the foregoing, in no event shall the ABL Credit Parties or the ABL Agent have any liability to the Term Credit Parties and/or to the Term Agent pursuant to this Section 3.6 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Credit Parties (or the ABL Agent, as the case may be) of their rights under this Section 3.6 and the ABL Credit Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Credit Parties, or for any diminution in the value of the Term Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Credit Parties in the manner and for the time periods specified under this Section 3.6. Without limiting the rights granted in this Section 3.6, the ABL Credit Parties and the ABL Agent shall cooperate with the Term Credit Parties and/or the Term Agent in connection with any efforts made by the Term Credit Parties and/or the Term Agent to sell the Term Priority Collateral.

(d) Except as set forth in Section 3.6(c), the ABL Agent and the ABL Credit Parties shall not be obligated to pay any amounts to the Term Agent or the Term Credit Parties (or any person claiming by, through or under the Term Credit Parties, including any purchaser of the Term Priority Collateral) or to the ABL Loan Parties, for or in respect of the use by the ABL Agent and the ABL Credit Parties of the Term Priority Collateral or the Effective Date License prior to the termination of the Use Period.

(e) The ABL Credit Parties shall (i) use the Term Priority Collateral in accordance with applicable law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Credit Parties; and (iii) indemnify the Term Credit Parties from any claim, loss, damage, cost or liability arising directly from the ABL Credit Parties’ use of the Term Priority Collateral (except for those arising from the gross negligence or willful misconduct of any Term Credit Party).

(f) The Term Agent and the other Term Credit Parties shall not hinder or obstruct the ABL Agent and the other ABL Credit Parties from exercising the rights described in Section 3.6(a) hereof.

(g) Subject to the terms hereof, the Term Agent may advertise and conduct public auctions or private sales of the Term Priority Collateral without notice (except as required by applicable law) to any ABL Credit Party, the involvement of or interference by any ABL Credit Party or liability to any ABL Credit Party as long as, in the case of an actual sale, the respective purchaser assumes and agrees to the obligations of the Term Agent and the Term Credit Parties under this Section 3.6.

Section 3.7. Tracing of and Priorities in Proceeds. The ABL Agent, for itself and on behalf of the ABL Credit Parties, and the Term Agent, for itself and on behalf of the Term Credit Parties, further agree that any Proceeds of Collateral, whether or not deposited in Deposit Accounts subject to control agreements, which are used by any Loan Party to acquire other property which is Collateral shall not (solely as between the Agents and the Credit Parties) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. Unless and until all Obligations shall have been paid in full, (a) any payment received in contravention of this Agreement or (b) any Collateral or proceeds thereof not constituting its Priority Collateral received by any Agent in connection with the Exercise of Secured Creditor Remedies shall be segregated and held in trust and forthwith paid over to the applicable Agent in accordance with the provisions of Section 2.1, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the ABL Agent is hereby permitted to deem all collections and payments deposited in any Deposit Account (other than Term Loan Priority Accounts), lockbox, securities accounts, commodity accounts, or the Administrative Agent’s Account to be proceeds of ABL Priority Collateral and no such funds credited to and such account shall be subject to disgorgement or be deemed to be held in trust by the ABL Agent for the benefit of the Term Agent and other Term Credit Parties; provided that with respect to any such funds that are proceeds of Term Priority Collateral credited to any such account (i) which funds are known by the loan officers of the ABL Agent responsible for the daily administration of the ABL Credit Agreement to be proceeds of Term Priority Collateral prior to the application of such funds by the ABL Agent to the ABL Obligations and a subsequent credit extension under the ABL Credit Agreement, or (ii) which are identified in a Term Loan Cash Proceeds Notice (which shall be effective with respect to the cash proceeds identified therein) received by the ABL Agent prior to the application of such funds by the ABL Agent to the ABL Obligations and a subsequent credit extension under the ABL Credit Agreement, to the extent permitted by applicable law, the ABL Agent shall turn over any misdirected proceeds of the Term Priority Collateral to the Term Agent.

Section 3.8. Payments Over.

(a) So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral or Proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Credit Party in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral shall be segregated and held in trust and forthwith paid over to the Term Agent for the benefit of the Term Credit Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Credit Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(b) So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof not constituting Term Priority Collateral received by the Term Agent or any Term Credit Parties in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Credit Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Agent or any such Term Credit Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

Section 3.9. Term Loan Reserve. Subject to the terms of this Section 3.9, the ABL Agent shall impose and maintain the Term Loan Reserve as an Availability Reserve (as defined in the ABL Loan Agreement) against the ABL Borrowing Base at all times when the aggregate outstanding principal balance of the Term Loans (as defined in the Term Loan Agreement) exceeds the Term Borrowing Base. For the purposes of determining the Term Loan Reserve under the ABL Agreement, each of the Term Loan Lenders, and Borrowers agrees that that the ABL Agent shall be entitled to rely solely on the calculation thereof made by the Borrowers as reflected in the most recent Borrowing Base Certificate delivered by the Borrowers to the ABL Agent, unless the ABL Agent is notified in writing by the Term Agent that such calculation is inaccurate and providing the ABL Agent with the correct calculation of the Term Loan Reserve (“Term Loan Reserve Correction Notice”), and, in such event, the ABL Agent shall be entitled to rely solely on the calculation of the Term Loan Reserve made by the Term Loan Agent as reflected in the Term Loan Reserve Correction Notice. ABL Agent shall promptly (but in any event not later than two (2) Business Days thereafter) implement any adjustments to the Term Loan Reserve as set forth in such Borrowing Base Certificate or such Term Loan Reserve Correction Notice, as the case may be. Each of the Term Credit Parties and the Loan Parties agrees that no ABL Credit Party shall have any liability for relying on the calculation of the Term Loan Reserve as set forth in a Borrowing Base Certificate delivered by the Loan Parties or in the Term Loan Reserve Correction Notice delivered by the Term Agent, as the case may be. Each of the Term Credit Parties and the Loan Parties agrees that in the event of any discrepancy or dispute between the Term Credit Parties and the Loan Parties as to the amount of the Term Loan Reserve, the ABL Agent and ABL Credit Parties shall be entitled to rely solely on the calculation of the Term Loan Reserve as determined by the Term Agent and shall have no liability to any Person for doing so. Subject to the two (2) Business Day period of time for the ABL Agent to implement any required adjustments, the ABL Agent shall adjust the Term Loan Reserve under the ABL Credit Agreement as set forth therein. In all cases, the ABL Borrowing Base shall be calculated based upon the most recent Borrowing Base Certificate received by the ABL Agent pursuant to the ABL Credit Agreement prior to funding of loans or advances by any ABL Credit Party or the issuance, renewal or amendment of a letter of credit by an ABL Lender.

Section 3.10. Appraisals. The ABL Agent shall conduct all field examinations, evaluations, and inventory appraisals in accordance with the provisions of Section 6.10 of the ABL Credit Agreement and at the times required therein and if the ABL Agent fails to exercise its right to conduct such required field examinations, evaluations, and inventory appraisals, the Term Agent, may direct the ABL Agent to take any or all of the actions set forth in Section 6.10 of the ABL Credit Agreement, and the ABL Agent will take such directed action.

ARTICLE 4.

APPLICATION OF PROCEEDS

Section 4.1. Application of Proceeds.

(a) Revolving Nature of ABL Obligations. The Term Agent, for and on behalf of itself and the Term Credit Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien pursuant to Section 2.4 by the ABL Agent upon any portion of the ABL Priority Collateral in connection with a permitted disposition by the ABL Loan Parties under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced (up to the Maximum ABL Facility Amount), in each event, without notice to or consent by the Term Credit Parties and without affecting the provisions hereof; and (iii) all ABL Priority Collateral and amounts received by the ABL Agent prior to receipt of a Term Loan Cash Proceeds Notice received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Credit Party) or the Term Agent (or any Term Credit Party) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Obligations, or any portion thereof.

(b) Application of Proceeds of ABL Priority Collateral. Subject to the provisions of Section 2.1(c), the ABL Agent and the Term Agent hereby agree that all ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral, (ii) in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral, or (iii) following the commencement of any Insolvency Proceeding, in each case, shall be applied, first, to the payment of reasonable costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the ABL Obligations (other than the Excess ABL Obligations) in accordance with the ABL Documents until the Discharge of ABL Obligations (other than the Excess ABL Obligations) shall have occurred, third, to the payment of the Term Obligations (other than the Excess Term Obligations) in accordance with the Term Documents until the Discharge of Term Obligations (other than the Excess Term Obligations) shall have occurred, fourth, to the payment of the Excess ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

fifth, to the payment of the Excess Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred, and sixth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

(c) Application of Proceeds of Term Priority Collateral. Subject to the provisions of Section 2.1(c), the ABL Agent and the Term Agent hereby agree that all Term Priority Collateral, Term Priority Proceeds and all other Proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the Term Priority Collateral, (ii) in connection with the exercise of any right or remedy (including set off) relating to the Term Priority Collateral, or (iii) following the commencement of any Insolvency Proceeding, in each case, shall be applied, first, to the payment of reasonable costs and expenses of the Term Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the Term Obligations (other than the Excess Term Obligations) in accordance with the Term Documents until the Discharge of Term Obligations (other than the Excess Term Obligations) shall have occurred, third, to the payment of the ABL Obligations (other than the Excess ABL Obligations) in accordance with the ABL Documents until the Discharge of ABL Obligations (other than the Excess ABL Obligations) shall have occurred, fourth, to the payment of the Excess Term Obligations in accordance with the Term Documents until the Discharge of Term Obligations shall have occurred,

fifth, to the payment of the Excess ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred, and sixth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Term Agent or to any Term Credit Party, and the Term Agent shall have no obligation or liability to the ABL Agent or any ABL Credit Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Credit Party on the grounds that any sale, transfer or other disposition or any collection by the Credit Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

(e) Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Term Agent or shall execute such documents as the Term Agent may reasonably request (at the expense of the Loan Parties) to enable the Term Agent to have control over any Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Obligations, the Term Agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the relevant Loan Parties) to enable the ABL Agent to have control over any Control Collateral still in the Term Agent’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Section 4.2. Specific Performance. Each of the ABL Agent and the Term Agent is hereby authorized to demand specific performance of this Agreement, whether or not any relevant Loan Party shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Credit Parties, and the Term Agent, for and on behalf of itself and the Term Credit Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5.

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1. Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by any Loan Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the Term Agent, on behalf of itself and the Term Credit Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Credit Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Term Obligations at any time made or incurred by any Loan Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Credit Parties, hereby waives notice of acceptance, or proof of reliance, by the Term Agent or any Term Credit Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Term Obligations.

(b) None of the ABL Agent, any ABL Credit Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Credit Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Credit Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Term Loan Agreement or any other Term Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Credit Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the terms and conditions hereof), neither the ABL Agent nor any ABL Credit Party shall have any liability whatsoever to the Term Agent or any Term Credit Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the terms and provisions of this Agreement). The ABL Agent and the ABL Credit Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Term Agent or any of the Term Credit Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. The Term Agent, on behalf of itself and the Term Credit Parties, agrees that neither the ABL Agent nor any ABL Credit Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c) None of the Term Agent, any Term Credit Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Term Agent or any Term Credit Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Term Loan Agreement or any of the other Term Documents, whether the Term Agent or any Term Credit Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Term Agent or any Term Credit Party otherwise should exercise any of its contractual rights or remedies under the Term Documents (subject to the terms and conditions hereof), neither the Term Agent nor any Term Credit Party shall have any liability whatsoever to the ABL Agent or any ABL Credit Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the terms and provisions of this Agreement). The Term Agent and the Term Credit Parties shall be entitled to manage and supervise their loans under the Term Documents as they may, in their sole discretion, deem appropriate, and may manage their loans without regard to any rights or interests that the ABL

Agent or any ABL Credit Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Credit Parties, agrees that none of the Term Agent or the Term Credit Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the Term Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2. Modifications to ABL Documents and Term Documents.

(a) The ABL Agent and the ABL Credit Parties may at any time and from time to time and without the consent of or notice to the Term Agent or any Term Credit Party, without incurring any liability to the Term Agent or any Term Credit Party and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, waive, substitute, renew, refinance, or replace any or all of the ABL Documents; provided, however, that without the consent of the Term Agent, the ABL Credit Parties shall not amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the ABL Documents or, solely in the case of clause (6) below, take or fail to take any action pursuant to the ABL Documents or this Agreement to:

(1) increase the rates of interest set forth in the definition of “Applicable Margin” as defined in the ABL Credit Agreement by more than 2.00% per annum at any level of the pricing grid applicable thereto (other than any increase occurring because of fluctuations in underlying rate indices or the imposition of the Default Rate (as defined in the ABL Credit Agreement) in accordance with the terms of the ABL Credit Agreement), or increase the percentage set forth in the definition of “Default Rate” set forth in the ABL Credit Agreement by more than 2.00% per annum above the rate applicable thereto (other than any increase occurring because of fluctuations in underlying rate indices) or (i) increase the percentage set forth in Section 2.09(a) (“Commitment Fee”) of the ABL Credit Agreement by more than 0.75% per annum above the rate applicable thereto, or (ii) increase the percentage set forth in the Fee Letter (as defined in the ABL Credit Agreement) with respect to fees payable in connection with an increase in the Tranche A Revolving Loan Commitments under the ABL Credit Agreement above the rate applicable thereto, or require the payment of any prepayment premium, termination fee or similar payment by the Loan Parties;

(2) shorten the scheduled maturity of the ABL Obligations;

(3) require any mandatory prepayments or scheduled repayments of the ABL Obligations except as provided in the ABL Documents as in effect on the date hereof, require that any payment on the ABL Obligations be made earlier than the date originally scheduled for such payment, or reduce, waive or eliminate any mandatory prepayments or scheduled repayments of the ABL Obligations except as provided in the ABL Documents as in effect on the date hereof;

(4) change any conditions, covenants, defaults or events of default thereunder that expressly restricts any Loan Party from making payments of the Term Obligations that would otherwise be permitted under the ABL Credit Agreement as in effect on the date hereof (other than as expressly provided herein);

(5) increase the sum of the then outstanding aggregate principal amount of the loans and outstanding Letters of Credit made, issued or incurred under the ABL Credit Agreement and any DIP Financing in excess of the amount of the Maximum ABL Facility Amount;

(6) change the definitions of “Accelerated Borrowing Base Delivery Event”, “Availability”, “Borrowing Base”, “Excess Availability”, “Tranche A Borrowing Base”, “Payment Conditions”, or “Prepayment Event”, contained in the ABL Credit Agreement and any component (or sub-component) definition thereof, or the definitions of “Cash Dominion Event”, “Overadvance”, “Permitted Overadvance”, “Unintentional Overadvance” or “Term Loan Reserve”, each as set forth in the ABL Credit Agreement, in a manner which would effect an increase in the ABL Borrowing Base or any component thereof;

(7) fail to establish and maintain (i) any Reserve in effect on the date hereof or (ii) the Term Loan Reserve as and when required under Section 3.9 hereof; provided that, in each case the amount of such Reserves may be adjusted based on changes in the facts or circumstances that gave rise thereto (as long as the methodology for the calculation thereof is not modified), and the foregoing shall not limit the discretion of the ABL Agent to establish, eliminate and adjust the amount of any other Reserves not in effect on the date hereof; provided further that the ABL Agent shall have the discretion to cause any Reserves (other than the Term Loan Reserve) to be maintained as Availability Reserves, Inventory Reserves, Realty Reserves or Receivables Reserves as the ABL Agent determines;

(8) unless the Term Loan Agreement has been or is contemporaneously so amended, amend any requirement set forth in Section 7.15 of the ABL Credit Agreement (or any defined term used therein), or waive the Loan Parties’ non-compliance with the requirements of such Section of the ABL Credit Agreement;

(9) extend the dates on which Borrowing Base Certificates are required to be delivered by the Borrower, provided that the foregoing shall not limit the discretion of the ABL Agent to require more frequent reporting; or

(10) amend the ABL Documents in any manner which would have the effect of contravening the terms of this Agreement;

provided, however, the provisions of this Section 5.2(a) shall not limit, restrict or impair the discretionary rights and ability of the ABL Agent to (1) modify, reduce, increase or eliminate any and all other Reserves (as defined in the ABL Credit Agreement) other than as provided in clause (6) above, or (2) determine the eligibility of Collateral for inclusion in the calculation of the Borrowing Base, in each case, as provided in the ABL Credit Agreement.

(b) The Term Agent and the Term Credit Parties may at any time and from time to time and without consent of or notice to the ABL Credit Parties, without incurring any liability to the ABL Credit Parties and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Term Documents; provided, however, that without the consent of the ABL Agent, the Term Agent and the Term Credit Parties shall not amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Term Documents to:

(1) increase the aggregate outstanding principal amount of the Term Obligations to an amount in excess of the Maximum Term Loan Facility Amount;

(2) increase the rates of interest (including, without limitation, the definition of “Applicable Margin”) set forth in the Term Loan Agreement by more than 2.00% per annum (other than any increase occurring because of fluctuations in underlying rate indices or the imposition of the Default Rate (as defined in the Term Loan Agreement) in accordance with the terms of the Term Loan Agreement), or increase the percentage set forth in the definition of “Default Rate” set forth in the Term Loan Agreement by more than 2.00% per annum above the rate applicable thereto (other than any increase occurring because of fluctuations in underlying rate indices);

(3) increase the Prepayment Fee as set forth in Section 2.09(b) of the Term Loan Agreement;

(4) shorten the scheduled maturity of the Term Obligations;

(5) require any mandatory prepayments or scheduled repayments of the Term Obligations except as provided in the Term Documents as in effect on the date hereof or require that any payment on the Term Obligations be made earlier than the date originally scheduled for such payment or reduce, waive or eliminate any mandatory prepayments or scheduled repayments of the Term Obligations except as provided in the Term Documents as in effect on the date hereof;

(6) unless the ABL Credit Agreement has been or is contemporaneously so amended, amend any requirement set forth in Sections 7.15(a) of the Term Loan Agreement (or any defined term used therein), or waive the Loan Parties’ non-compliance with the requirements of such Sections of the Term Loan Agreement;

(7) change the definition of “Borrowing Base” or “ABL Borrowing Base” contained in the Term Loan Agreement, or any component definition thereof;

(8) change the definitions of “Accelerated Borrowing Base Delivery Event”, “Cash Dominion Event”, “Payment Conditions”, “Prepayment Event”, “Term Loan Reserve”, or any component definition thereof;

(9) change any conditions, covenants, defaults or events of default thereunder that expressly restrict any Loan Party from making payments of the ABL Obligations that would otherwise be permitted under the Term Documents as in effect on the date hereof; or

(10) amend the Term Documents in any manner which would have the effect of contravening the terms of this Agreement.

(c) Subject to Sections 5.2(a) and (b) above, the ABL Obligations and the Term Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any Term Document) of the ABL Agent, the ABL Credit Parties, the Term Agent or the Term Credit Parties, as the case may be, all without affecting the Lien Priorities provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing indebtedness (or an authorized agent or trustee on their behalf) execute and deliver to the ABL Agent or the Term Agent, as the case may be, an intercreditor agreement in form and substance reasonably acceptable to the ABL Agent or the Term Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the ABL Documents and the Term Documents (to the extent such documents survive the refinancing).

Section 5.3. Reinstatement and Continuation of Agreement.

(a) If the ABL Agent or any ABL Credit Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Loan Party or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement, but such reinstatement shall not impose an obligation on the Term Agent or Term Credit Parties to disgorge payments previously made, including from the Proceeds of ABL Priority Collateral. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Credit Parties, and the Term Credit Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Loan Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Loan Party in respect of the ABL Obligations or the Term Obligations. No priority or right of the ABL Agent or any ABL Credit Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Loan Party or by the non-compliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Credit Party may have.

(b) If the Term Agent or any Term Credit Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Loan Party or any other Person any payment made in satisfaction of all or any portion of the Term Obligations (a “Term Recovery”), then the Term Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement, but such reinstatement shall not impose an obligation on the ABL Agent or ABL Credit Parties to disgorge payments previously made, including from Proceeds of Term Priority Collateral. All rights, interests, agreements, and obligations of the ABL Agent, the Term Agent, the ABL Credit Parties, and the Term Credit Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Loan Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Loan Party in respect of the ABL Obligations or the Term Obligations. No priority or right of the Term Agent or any Term Credit Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Loan Party or by the non-compliance by any Person with the terms, provisions, or covenants of any of the Term Documents, regardless of any knowledge thereof which the Term Agent or any Term Credit Party may have.

ARTICLE 6.

INSOLVENCY PROCEEDINGS

Section 6.1. Enforceability. This Agreement shall be applicable, as to Collateral and the proceeds thereof in existence both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the Credit Parties in or to any distributions from or in respect of any such Collateral or proceeds of such Collateral, shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code. All Liens granted to the ABL Agent or the Term Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2. DIP Financing.

(a) If any Loan Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or any of the ABL Credit Parties shall seek to provide any Loan Party with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral), then the Term Agent, on behalf of itself and the Term Credit Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Agent securing the Term Obligations (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is ABL Priority Collateral except as permitted by Section 6.4(c)) or on any other basis, so long as (i) the Term Agent retains its Lien on the Collateral existing as of the date the Insolvency Proceeding is commenced (and is granted a replacement lien on the same type of Collateral that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be the type of Collateral upon which Term Agent would have had a Lien) to secure the Term Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws) and, as to the Term Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on the Term Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Term Agent on the Term Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to, on a parity with, or junior to the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral, (iii) the aggregate principal amount of loans and letter of credit accommodations outstanding under any such DIP Financing, together with the aggregate outstanding principal amount of loans and outstanding amount of letters of credit made, issued or incurred pursuant to the ABL Documents, does not exceed the sum of (x) the Maximum ABL Facility Amount, plus (y) any Carve Out allowed by the Bankruptcy Court in such Insolvency Proceeding, and (iv) such DIP Financing shall not require the Loan Parties to (A) seek confirmation of a specific plan of reorganization or arrangement for which all or substantially all of the material terms are set forth in the documentation evidencing such DIP Financing, or (B) liquidate or dispose of any Term Loan Priority Collateral.

(b) The Term Agent and the Term Credit Parties hereby agree that they shall not offer, and shall not permit any Affiliate of any of them to offer, to provide any DIP Financing to the Loan Parties in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Loan Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the ABL Obligations are granted on the ABL Priority Collateral. The ABL Agent and the ABL Credit Parties hereby agree that they shall not offer, and shall not permit any Affiliate of any of them to offer, to provide any DIP Financing to the Loan Parties in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Loan Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Term Obligations are granted on the Term Priority Collateral.

Section 6.3. Relief From Stay. Until the Discharge of ABL Obligations has occurred, the Term Agent, on behalf of itself and the Term Credit Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent, unless the ABL Agent has been granted such relief but then such relief granted to the Term Agent shall be limited to allowing the Term Agent to apply proceeds received in accordance with Section 4.1. Until the Discharge of Term Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Credit Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Term Priority Collateral without the Term Agent’s express written consent unless the Term Agent has been granted such relief but then such relief granted to the ABL Agent shall be limited to allowing the ABL Agent to apply proceeds received in accordance with Section 4.1. In addition, neither the Term Agent nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the Term Agent to be modified or unless the ABL Agent or Term Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Term Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the Term Agent’s ability to realize upon its Collateral.

Section 6.4. No Contest; Adequate Protection.

(a) The Term Agent, on behalf of itself and the Term Credit Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Credit Party for adequate protection of its interest in the Collateral in compliance with the terms of this Agreement, (ii) any proposed provision of DIP Financing by the ABL Agent and some or all of the ABL Credit Parties consistent with Section 6.2, including, adequate protection payments in the form of interest at the contract rate and reasonable fees and expenses of the ABL Agent, or (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Credit Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as (x) any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement and (y) any payments with respect to such adequate protection are not made with the Proceeds of Term Priority Collateral.

(b) The ABL Agent, on behalf of itself and the ABL Credit Parties, agrees that, prior to the Discharge of Term Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the Term Agent or any Term Credit Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.2(a) above), including, adequate protection payments in the form of interest at the contract rate and reasonable fees and expenses of the Term Agent, or (ii) any objection by the Term Agent or any Term Credit Party to any motion, relief, action or proceeding based on a claim by the Term Agent or any Term Credit Party that its interests in the Collateral (unless in contravention of Section 6.2(a) above) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as (x) any Liens granted to the Term Agent as adequate protection of its interests are subject to this Agreement and (y) any payments with respect to such adequate protection are not made with the Proceeds of ABL Priority Collateral (but for clarity, may be made with the proceeds of any DIP Financing).

(c) Notwithstanding the foregoing provisions in this Section 6.4, in any Insolvency Proceeding:

(i) in the event that the ABL Agent, on behalf of itself or any of the ABL Credit Parties, is granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Credit Parties, agrees that the Term Agent, on behalf of itself or any of the Term Credit Parties, may seek or request (and the ABL Credit Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the Term Agent on ABL Priority Collateral; and

(ii) in the event that the Term Agent, on behalf of itself or any of the Term Credit Parties, is granted adequate protection in respect of Term Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Priority Collateral), then the Term Agent, on behalf of itself and the Term

Credit Parties, agrees that the ABL Agent on behalf of itself or any of the ABL Credit Parties, may seek or request (and the Term Credit Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Term Obligations on the same basis as the other Liens of the ABL Agent on Term Priority Collateral.

(iii) except as otherwise expressly set forth in Section 6.2 or in connection with the exercise of remedies with respect to (A) the ABL Priority Collateral, nothing herein shall limit the rights of the Term Agent or the Term Credit Parties from seeking adequate protection with respect to their rights in the Term Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (B) the Term Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Credit Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

Section 6.5 Asset Sales. The Term Agent agrees, on behalf of itself and the Term Secured Parties, that it will not oppose any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Proceeds of such sale are applied in accordance with this Agreement. The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose any sale consented to by the Term Agent of any Term Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the Proceeds of such sale are applied in accordance with this Agreement. If such sale of Collateral includes both ABL Priority Collateral and Term Priority Collateral and the parties are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Term Priority Collateral, either party may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the parties.

Section 6.6 Allowance of Claims.

(a) Neither the Term Agent nor any Term Credit Party shall oppose or seek to challenge any claim by the ABL Agent or any ABL Credit Party for allowance in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any ABL Credit Party’s claim, without regard to the existence of the Lien of the Term Agent on behalf of the Term Credit Parties on the ABL Priority Collateral.

(b) Neither the ABL Agent nor any other ABL Credit Party shall oppose or seek to challenge any claim by the Term Agent or any Term Credit Party for allowance in any Insolvency Proceeding of Term Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Term Credit Party’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Credit Parties on the Term Priority Collateral.

Section 6.7 Separate Grants of Security and Separate Classification. Each Term Credit Party and each ABL Credit Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Credit Parties and the Term Credit Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Credit Parties and the Term Credit Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Obligation claims against the Loan Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Credit Parties), the ABL Credit Parties or the Term Credit Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority Collateral for each of the ABL Credit Parties and the Term Credit Parties, respectively, before any distribution is made in respect of the claims held by the other Credit Parties from such Priority Collateral, with such other Credit Parties hereby acknowledging and agreeing to turn over to the ABL Credit Parties and the Term Credit Parties, as the case may be, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.8 ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Term Agent and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document in accordance with the terms hereof.

Section 6.9 Term Obligations Unconditional. All rights of the Term Agent hereunder, all agreements and obligations of the ABL Agent and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Document in accordance with the terms hereof.

Section 6.10 Plan of Reorganization. Subject to the ability of the ABL Credit Parties and the Term Credit Parties, as applicable, to support or oppose confirmation or approval of any plan of reorganization as provided herein, if, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, both on account of ABL Obligations and on account of Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof. Each of the ABL Agent (for itself and on behalf of the other ABL Credit Parties) and the Term Agent (for itself and on behalf of the other Term Credit Parties) agrees that none of the ABL Credit Parties or the Term Credit Parties shall propose or support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement.

Section 6.11 Rights as Unsecured Creditors. Except to the extent inconsistent with the terms of this Agreement, nothing contained herein shall affect the rights or claims of any Agent or any Credit Party as an unsecured creditor in any Insolvency Proceeding, and the Agents and the Credit Parties shall retain all such rights and claims, provided, that, in the event that any Agent becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations or the Term Obligations (as applicable), such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing such ABL Obligations or the Term Obligations (as applicable).

ARTICLE 7.

PURCHASE OPTION

Section 7.1. Purchase Notice. If (i) prior to the commencement of an Insolvency Proceeding, all of the ABL Obligations shall have been accelerated, (ii) prior to the commencement of an Insolvency Proceeding, a Term Loan Event of Default occurs under the Term Loan Agreement resulting from any failure by the Loan Parties to make a payment of any Term Obligations when due, (iii) the ABL Agent delivers a notice of its intent to Exercise of Any Secured Creditor Remedies with respect to all or a material portion of the ABL Priority Collateral, or (iv) an Insolvency Proceeding occurs with respect to any of the Loan Parties, then, in any such case, any one or more of Term Credit Parties (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Term Credit Party having a ratable right to make the purchase, with each Term Credit Party’s right to purchase being automatically proportionately increased by the amount not purchased by another Term Credit Party), upon three (3) Business Days’ advance written notice from such Term Credit Party (a “Purchase Notice”) to the ABL Agent, for the benefit of the ABL Credit Parties, to acquire from the ABL Credit Parties all (but not less than all) of the right, title, and interest of the ABL Credit Parties in and to the ABL Obligations and the ABL Documents. The Purchase Notice, if given, shall be irrevocable. Upon receipt of such notice, the ABL Agent and the Term Agent shall not Exercise Any Secured Creditor Remedies (or shall discontinue the exercise of such remedies), shall not release its Liens on any Collateral, or consent to any Disposition (as defined in the ABL Credit Agreement).

Section 7.2. Sale of ABL Obligations. On the date specified by the Term Agent in the Purchase Notice (which shall not be more than five (5) Business Days after the receipt by the ABL Agent of the Purchase Notice), the ABL Credit Parties shall sell to the purchasing Term Credit Parties and the purchasing Term Credit Parties shall purchase from the ABL Credit Parties, the ABL Obligations.

Section 7.3. Purchase Price. On the date of such purchase and sale, the purchasing Term Credit Parties shall (i) pay to the ABL Agent, for the benefit of ABL Credit Parties, as the purchase price therefor the full amount of all the ABL Obligations (excluding any Excess ABL Obligations and excluding ABL Obligations cash collateralized in accordance with clause (ii) below) then outstanding and unpaid, (ii) furnish cash collateral to the ABL Agent in such amounts as the ABL Agent determines is reasonably necessary to secure the ABL Agent and the other ABL Credit Parties in connection with (A) any outstanding L/C Obligations (as defined in the ABL Credit Agreement) (but not in any event in an amount greater amount than the amount required under the ABL Credit Agreement, (B) to the extent not terminated and paid in cash, Obligations with respect to Bank Products (other than amounts in excess of the Bank Product Cap) and Cash Management Services, and (C) any indemnity obligations for claims that have been asserted at the time of purchase, and (iii) agree to reimburse the ABL Agent and the other ABL Credit Parties for all expenses theretofore or thereafter incurred by any of them and not included in the ABL Obligations at the time of purchase, but only to the extent such would have been due and payable in accordance with the ABL Documents (including, without limitation, the reimbursement of reasonable legal expenses, commercial finance examination expenses, and appraisal fees). Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing Term Credit Parties to the bank account designated by the ABL Agent are received in such bank account prior to 2:00 p.m., Boston time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Term Credit Parties to the bank account designated by the ABL Agent are received in such bank account later than 2:00 p.m., Boston time. Notwithstanding anything to the contrary, in the event that, within one (1) year following the date of such purchase and sale, the ABL Obligations are refinanced or the Aggregate Commitments (as defined in the ABL Credit Agreement) are terminated or permanently reduced (or have been terminated or reduced at the time of the purchase and sale), the purchasing Term Credit Parties shall remit any payments in respect of any Excess ABL Obligations received by any of them to the ABL Agent, for the benefit of the ABL Credit Parties, as additional consideration for the purchase of the ABL Obligations described herein.

Section 7.4. Limitation on Representations and Warranties by ABL Credit Parties. Such purchase shall be expressly made without representation or warranty of any kind by the ABL Agent and the other ABL Credit Parties as to the ABL Obligations so purchased or otherwise and without recourse to the ABL Agent or any other ABL Credit Party, except that each ABL Credit Party shall represent and warrant: (i) that the amount quoted by such ABL Credit Party as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to the purchasing Term Credit Parties, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

Section 7.5. ABL Agent; L/C Issuers. In the event that any one or more of the Term Credit Parties exercises and consummates the purchase option set forth in this Article 7, (i) the ABL Agent and the L/C Issuers shall have the right, but not the obligation, to immediately resign under the ABL Credit Agreement, and (ii) the purchasing Term Credit Parties shall have the right, but not the obligation, to require the ABL Agent and the L/C Issuers to immediately resign under the ABL Credit Agreement.

Section 7.6. Survival of ABL Obligations. Notwithstanding the foregoing purchase of the ABL Obligations by the purchasing Term Credit Parties, the ABL Credit Parties shall retain the right to indemnification from the Loan Parties under Section 10.04 of the ABL Credit Agreement and other obligations of the Loan Parties under the ABL Documents which by their express terms would survive any repayment of the ABL Obligations.

ARTICLE 8.

MISCELLANEOUS

Section 8.1. Rights of Subrogation. The Term Agent, for and on behalf of itself and the Term Credit Parties, agrees that no payment to the ABL Agent or any ABL Credit Party pursuant to the provisions of this Agreement shall entitle the Term Agent or any Term Credit Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Agent or any Term Credit Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Credit Parties, agrees that no payment to the Term Agent or any Term Credit Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Credit Party to exercise any rights of subrogation in respect thereof until the Discharge of Term Obligations shall have occurred. Following the Discharge of Term Obligations, the Term Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Credit Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Obligations resulting from payments to the Term Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Agent are paid by such Person upon request for payment thereof.

Section 8.2. Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Term Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 8.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 8.2.

Section 8.3. Representations. The Term Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Term Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Term Credit Parties and that this Agreement shall be binding obligations of the Term Agent and the Term Credit Parties, enforceable against the Term Agent and the Term Credit Parties in accordance with its terms. The ABL Agent represents and warrants to the Term Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Credit Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Credit Parties, enforceable against the ABL Agent and the ABL Credit Parties in accordance with its terms.

Section 8.4. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Term Agent and the ABL Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that this Agreement may be amended from time to time, without the consent of either Agent, to add additional Loan Parties, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.

Section 8.5. Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, sent electronically in pdf or similar format or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic transmission or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Wells Fargo Bank, National Association One Boston Place, 18th Floor Boston, Massachusetts 02108 Attention: Michele L. Riccobono E-Mail: Michele.L.Riccobono@wellsfargo.com

Term Agent:	Wells Fargo Bank, National Association One Boston Place, 18th Floor Boston, Massachusetts 02108 Attention: Wai Y. Cheng E-Mail: Wai.Y.Cheng@wellsfargo.com

Section 8.6. No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.7. Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations and the Discharge of Term Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Credit Party, the Term Agent, or any Term Credit Party may assign or otherwise transfer all or any portion of the ABL Obligations or the Term Obligations, as applicable, to any other Person (other than any Loan Party or any Affiliate of any Loan Party and any Subsidiary of any Loan Party), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, the Term Agent, any ABL Credit Party, or any Term Credit Party, as the case may be, herein or otherwise. The ABL Credit Parties and the Term Credit Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

Section 8.8. Governing Law; Entire Agreement. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Agreement constitutes the entire understanding among the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 8.9. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 8.10. No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, the ABL Credit Parties, the Term Agent and the Term Credit Parties. No other Person (including any Loan Party or any Affiliate of any Loan Party, or any Subsidiary of any Loan Party) shall be deemed to be a third party beneficiary of this Agreement.

Section 8.11. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 8.12. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the Lien Priorities of application of Proceeds and other priorities set forth in this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.13. VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL CREDIT PARTY OR ANY TERM CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY TERM DOCUMENTS, OR ANY ABL DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 8.14. Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the ABL Credit Agreement and the Term Loan Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Credit Party to the obligations due to any Term Credit Party or (ii) any Term Credit Party to the obligations due to any ABL Credit Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of the payment of the ABL Obligations or the Term Obligations.

Section 8.15. No Warranties or Liability. The Term Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document. Except as otherwise provided in this Agreement, the Term Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 8.16. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Document, the provisions of this Agreement shall govern.

Section 8.17. Information Concerning Financial Condition of the Loan Parties.

(a) Each of the Term Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The Term Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion except as required pursuant to Section 3.3, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, or (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

(b) The Loan Parties agree that any information provided to the ABL Agent, the Term Agent, any ABL Credit Party or any Term Credit Party may be shared by such Person with any ABL Credit Party, any Term Credit Party, the ABL Agent or the Term Agent notwithstanding a request or demand by such Loan Party that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and the Term Loan Agreement, as applicable.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Credit Parties, and the Term Agent, for and on behalf of itself and the Term Credit Parties, have caused this Agreement to be duly executed and delivered as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as the ABL Agent

By:	/s/ Wai Yin Cheng

Name:	Wai Yin Cheng
Its Authorized Signatory

Signature Page to Intercreditor Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as the Term Agent

By:	/s/ Wai Yin Cheng

Name:	Wai Yin Cheng
Its Authorized Signatory

Signature Page to Intercreditor Agreement

ACKNOWLEDGMENT

Each Loan Party hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Credit Parties, the Term Agent, and the Term Credit Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Loan Party further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Credit Parties, the Loan Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Term Credit Parties, the Loan Parties, the Term Documents remain in full force and effect as written and are in no way modified hereby.

DESTINATION MATERNITY CORPORATION

By:	/s/ Judd P. Tirnauer
Name:	Judd P. Tirnauer
Title:	EVP & and Chief Financial Officer

CAVE SPRINGS, INC.

By:	/s/ Judd P. Tirnauer
Name:	Judd P. Tirnauer
Title:	EVP & and Chief Financial Officer

MOTHERS WORK CANADA, INC.

By:	/s/ Judd P. Tirnauer
Name:	Judd P. Tirnauer
Title:	Treasurer

DM URBAN RENEWAL, LLC

By:	/s/ Judd P. Tirnauer
Name:	Judd P. Tirnauer
Title:	EVP & and Chief Financial Officer

Acknowledgment Page to Intercreditor Agreement